NVE CORPORATION
                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made as of April 12, 2002 among NVE Corporation, a Minnesota corporation (the "Company"), and Cypress Semiconductor Corporation, a Delaware Corporation (the "Purchaser").

                SECTION 1. Authorization and Sale of Shares Stock

     1.1 Authorization. The Company will authorize the sale and issuance of Three Million, Four Hundred Thirty Four Thousand, Two Hundred and Forty Three (3,434,243) shares of the Company's common stock, $0.01 par value, (the "Shares") representing approximately twenty percent of the outstanding shares of the Company for an aggregate purchase price of Six Million Two Hundred and Twenty-Eight Thousand Dollars $6,228,000) (the "Purchase Price"), pursuant to the terms and conditions of this Agreement. The Company will also authorize the issuance of a Warrant to purchase Two Million (2,000,000) shares of the company's common stock at $3.00 per share, exercisable up to three years from the date of this Agreement.

                       SECTION 2. Closing Dates; Delivery

     2.1 Closing Dates. The closing of the purchase and sale of the Shares and the issuance of the Warrant hereunder shall take place at 9:00 a.m., Central Standard Time, on April 19, 2002 (the "Closing") at the offices of the Company's legal counsel or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 Delivery. At the Closing, the Purchaser will deliver a check or wire transfer for the entire purchase amount, and the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name representing the number of Shares purchased, and the Warrant. Purchaser understands that the certificate representing the Shares and the shares of the Company's common stock issuable upon the exercise of the Warrant, because they are being sold without being registered under applicable state and federal securities laws, will be "restricted shares" and will bear a legend restricting their transfer other than pursuant to a valid registration statement filed under such applicable laws.

            SECTION 3. Representations and Warranties of the Company

Except as set forth on Schedule 3 attached hereto, the Company represents and warrants to the Purchaser that the following statements in this Section 3 are true and correct:


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

     3.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under the laws of the State of Minnesota and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), prospects, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has delivered a true and correct copy of its charter documents and the charter documents of each of the Company's subsidiaries, each as amended to date, to the Purchaser.

     3.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Capitalization. The current capitalization of the Company is as set forth on Schedule 3.3. Except as set forth in Schedule 3.3, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

     3.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable; and the Shares will be free of any liens or encumbrances, assuming the Purchaser takes the shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares will be subject to restrictions on transfer under state and federal securities laws.

     3.5 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. To its knowledge, the Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

     3.6 Patents and Trademarks. The Company believes that it has sufficient title and


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

ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes which are material and necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

     3.7 Securities Filings. During the period of the last twelve months, the Company has filed in a timely manner all of forms required by the Securities and Exchange Act of 1934

     3.8 Subsidiaries. Except for the subsidiaries of the Company listed on
Schedule 3.8, the Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company beneficially owns, directly or indirectly, all of the outstanding capital stock of each of its subsidiaries.

     3.9 Valid Issuance of Stock.

          (a) Valid Issuance. The shares of Company Common Stock to be issued pursuant to this Agreement will be, upon payment therefor by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims and encumbrances, except encumbrances or restrictions arising under federal or state securities laws. The shares of Company Common Stock issuable upon the exercise of the Warrant have been duly and validly authorized and reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Warrant, for the consideration provided for therein, will be duly and validly issued, fully paid and non-assessable free and clear of all liens, claims and encumbrances, except encumbrances or restrictions arising under federal or state securities laws.

          (b) Compliance with Securities Laws. Assuming the accuracy of the representations made by the Purchasers in Section 4 hereof (and assuming no change in applicable law and no unlawful distribution of Shares or the Warrant by the Purchaser or other parties), the Shares, the Warrant and the shares of Company Common Stock issuable upon the exercise of the Warrant will be issued to the Purchaser in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

     3.10 SEC Documents; Financial Statements.

          (a) Reports. The Company has made available to the Purchaser prior to the date hereof accurate and complete copies of all forms, reports and documents filed by the Company with the Securities and Exchange Commission ("SEC") since November 21, 2000 (the


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

"SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that was not so filed.

          (b) Financial Statements. The financial statements of the Company and the related notes contained in the SEC Documents (the "Company Financials") present fairly, in accordance with generally accepted accounting principles ("GAAP"), the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Company Financials (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by GAAP.

     3.11 No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, whether or not required to be reflected in financial statements in accordance with GAAP ("Liabilities"), except Liabilities that: (i) are reflected in the Company's audited balance sheet as of December 31, 2001 (the "Balance Sheet"), or (ii) have arisen since the date of the Balance Sheet in the ordinary course of the Company's business consistent with past practices and are not material either individually or in the aggregate.

     3.12 Eligibility to Use Form S-3. The Company is eligible to use Form S-3 under the Securities Act.

     3.13 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance of the Shares, the Warrant or, as of the date hereof, the shares of Company Common Stock issuable upon the exercise of the Warrant, to the Purchaser, or the consummation of the other transactions contemplated by this Agreement, other than any filing that may be required pursuant to Regulation D promulgated under the Securities Act. Such filings will be made within the time prescribed by law.

     3.14 Non-Contravention. The execution, delivery and performance of this Agreement and the Warrant by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Shares, the Warrant and the shares of Company Common Stock issuable upon the exercise of the Warrant), do not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of


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

any provision of any federal, state, local or foreign law binding upon or applicable to the Company; (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any Contract (as defined in Section 3.13) to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected, or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a "poison pill" provision or otherwise), on the part of holders of the Company's or any of its subsidiaries' securities.

     3.15 Title to Properties; Absence of Liens and Encumbrances. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Company Financials or in Schedule 3.14,
(ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

     3.16 Litigation. Except as set forth on Schedule 3.15, there is no action, claim, arbitration, audit, hearing, investigation, litigation, suit, writ (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any governmental body or arbitrator ("Proceeding") of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such and the Company is not aware of any basis for the foregoing. Schedule 3.15 sets forth, with respect to any pending or, to the knowledge of the Company, threatened Proceeding, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. The Company has received no notice that any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     3.17 Representations and Materials Complete. None of the representations or warranties made by the Company in this Agreement (including the schedules hereto), nor any statement made in any schedule, exhibit or certificate furnished by the Company pursuant to this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The Company has delivered to the Purchaser or its counsel true and complete copies of each document that has been requested by the Purchaser or its counsel.


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

           SECTION 4. Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares that the following statements in this Section 4 are true and correct:

     4.1 Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. In addition, Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act.

     4.2 Investment. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

     4.3 Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act. Rule 144 permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to "qualified institutional buyers," as defined, of any restricted securities that, when issued, were not of the same class as securities listed on a U.S. securities exchange or quoted by NASDAQ. Since the Company's securities are not currently listed on an exchange or quoted by NASDAQ, such exemption under Rule 144A would not currently apply. In addition, except for securities of an issuer subject to the reporting requirements of the Securities and Exchange Act of 1934, availability of the exemption is contingent upon the right of the holder of the security and the prospective purchaser to obtain from the issuer specified limited information upon request. Finally, although 144A does not require any specific resale restrictions, a seller must take reasonable steps to ensure that the buyer is aware that the seller may rely on the 144A exemption.

     4.4 Access to Data. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity


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

to review the Company's facilities and public reports filed under the Securities Exchange Act of 1934. Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Purchaser understands that such discussions, as well as any written information issued by the Company were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

     4.6 Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of all of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Purchaser, shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.7 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     4.8 Tax Liability. Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation). Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                         SECTION 5. Registration Rights

     5.1 Demand Registration Rights. The Purchaser shall have one demand registration right. Upon receipt of a valid request by the Purchaser to register some or all of the Shares (the "Registrable Shares"), the Company shall prepare as promptly as practicable and file a Registration Statement for the Registrable Shares, and the Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules. The Company shall have the right to delay any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which any other shares of the Company's common stock has been filed and not withdrawn or has been declared effective within the prior one hundred eighty (180) days. In addition, the Company may delay the filing or effectiveness of the registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to this Section 5.1 if at the time of such request the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company as approved by the Board of Directors. Notwithstanding the foregoing the Company shall not be required to register any Registrable Shares under this Section 5.1 unless such requested registration shall be for the purpose of registering at least $500,000 worth of Shares as calculated by using the closing bid price of a


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

shares of the Company's common stock as reported by the OTC Bulletin Board, or by such other exchange or quotation system as the Company's common stock price is reported subsequent to the Closing, as of the date of the request.

     5.2 Piggy Back" Registration Rights. Until the earlier of (i) the third anniversary of this Agreement or (ii) the date on which the Purchaser may sell all of its Shares under Rule 144K of the Rules and regulations of the Securities Act of 1933, if the Company at any time proposes to file a Registration Statement (other than for a distribution for the account of Purchaser or for a employee benefit plan) under the Securities Act relating to an underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall include all Registrable Shares specified by the Purchaser. The Company shall provide to Purchaser notice of any plan to Register shares at least twenty (20) days prior to initial filing of such registration statement. Purchaser shall notify the Company within ten (10) days of delivery of such notice whether and how many Registrable Shares it wishes to include in such offering. If the offering is an underwritten offering, any rights contained in this Section 5.2 shall be subject to cutback should the Underwriter decide it would be imprudent to offer all or any other securities or it needs to reduce the number of securities it can offer.

     5.3 Expenses. All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 5.3) incurred by the Company in complying with Section 5 including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants, shall be prepaid by the Company; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares, or legal fees and expenses of the Purchaser and/or any other holder of Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder.

     5.4 Indemnification. (a)In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or


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

qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any of the Investors, underwriter, broker or other person acting on behalf of holders of the Registrable Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

          (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
5) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final


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

prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 5. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

          (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions, which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to


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

information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

     5.5 Information. The Purchaser shall furnish to the Company such written information regarding the Purchasers and the distribution proposed by the Purchasers as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     5.6 Assignment of Rights. The rights of Purchaser under section 5.1 may be assigned but only to someone who is transferred at least 250,000 shares and only upon written notice to the Company. In no event will the Company be obligated to effect more than one demand registration under Section 5.1. The rights of Purchaser under section 5.2 may be assigned but only to someone who is transferred at least 50,000 shares and only upon written notice to the Company.

     5.7 Delay of Registration. Purchaser shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

     5.8 Subsequent Registration Rights. Nothing in this Agreement shall prevent the Company from entering into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights.

                             SECTION 6. Other Rights

     6.1 Board of Directors.

          (a) The Company agrees that it will, until such time as Purchaser no longer owns at least five percent (5%) of the outstanding capital stock of the Company, nominate an individual designated by the Purchaser (the "Purchaser Designee") to serve for election to the Company's Board of Directors and shall not oppose the election of such Purchaser Designee.

          (b) Upon the election of any Purchaser Designee, the Purchaser Designee shall be added to the Company's insurance policy relating to its directors and officers, and the Company shall enter into an indemnification agreement with such Purchaser Designee in form and substance reasonably satisfactory to the Purchaser Designee and the Purchaser.

        SECTION 7. Conditions to the Purchaser's Obligations at Closing.

     The obligations of the Purchaser under this Agreement are subject to the fulfillment or waiver by the Purchaser, on or before the Closing, of each of the following conditions:

     7.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date, except as set forth in Schedule 3, with the same effect as though such representations and warranties had been made as of the Closing.

     7.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         SECTION 8. Conditions to the Company's Obligations at Closing.

     The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment or waiver by the Company, on or before the Closing, of each of the following conditions:

     8.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

     8.2 Payment of Purchase Price. Purchaser shall have delivered to the Company funds in an amount equal to the Purchase Price.

                            SECTION 9. Miscellaneous

     9.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Minnesota, without regard to its conflict of law principles.

     792 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

     9.4 Entire Agreement; Amendment This Agreement, the License and Joint Ownership Agreement between the Company and the Purchaser of even date hereof, and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by federal express or similar overnight messenger or otherwise delivered by hand or by messenger, addressed as follows:

     If to the Company:          NVE Corp.
                                 11409 Valley View Road
                                 Eden Prairie, MN 55344
                                 Attn: Daniel A. Baker
                                 Fax:  (952) 996-1600

     With copies to:             Gray Plant Mooty, P.L.L.P.
                                 3400 City Center
                                 33 South Sixth Street
                                 Minneapolis MN 55402
                                 Attn: Daniel R. Tenenbaum, Esq.
                                 Fax:  (612) 333-0066

     If to the Purchaser:        Cypress Semiconductor Corp.
                                 3901 North First Street
                                 San Jose, CA 95134
                                 Attn: ____________________
                                 Fax:  (408) 943-2796

     With copies to:             Cypress Semiconductor Corp.
                                 3901 North First Street
                                 San Jose, CA 95134
                                 Attn: Andrew D. Fortney, Ph.D., Esq.
                                       Emmanuel Hernandez, CFO
                                 Fax:  (408) 545-6911

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by federal express or similar overnight messenger, at the earlier of its receipt or 24 hours after the same has been deposited with such service.

     9.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 Expenses. The Company and the Purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     9.11 Press Release. The Company will allow the Purchaser to review any press releases relating to this Agreement and or the License and Joint Ownership Agreement dated of even date herewith (the "License and Joint Ownership Agreement"). The final content of such press release will be subject to the approval of the Purchaser, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser understands and agrees that the Company will be required under applicable securities to issue a press release and file a copy of both this Agreement and the License and Joint Ownership Agreement with the SEC in connection with its public filings.

The foregoing Purchase Agreement is hereby executed as of the date first above written.

                                        "COMPANY"
                                        NVE Corporation

                                        By:    /s/ Daniel A. Baker
                                           -------------------------------------
                                          Its: President & CEO


                                        "PURCHASER"
                                        Cypress Semiconductor Corporation

                                     By:     /s/ T.J. Rodgers
                                        ----------------------------------------
                                       Its:  President & CEO

                                  Schedule 3.3
                                 Capitalization

Common Stock authorized:                                      30,000,000 shares, $0.01 par value

Stock authorized, all types:                                  50,000,000 shares

Common Stock outstanding as of January 31, 2002:              17,177,406 shares, $0.01 par value

Stock options and warrants reserved as of January 31, 2002
(2000 NVE Corporation Stock Option Plan as amended)           5,000,000 shares

Approximate options and warrants outstanding
as of January 31,2002                                         1,096,000